EXHIBIT 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(a) UNDER SECURITIES EXCHANGE ACT OF 1934

I, B. Christopher DiSantis, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Verso Corporation (the “registrant”) for the year ended December 31, 2017; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2018

/s/ B. Christopher DiSantis
B. Christopher DiSantis
President and Chief Executive Officer (Principal Executive Officer)